UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               January 27, 2004

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

      Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, on January 27, 2004 announced its results for the three months and year ended December 31, 2003. Attached as Exhibit 99.1 is the Company's press release dated January 27, 2004.

      The press release includes comparisons to and for the year ended December 31, 2002 that included an after-tax impairment writedown of $2.6 million relating to the Bank's investment in a WorldCom, Inc. senior note. Management believes that this impairment writedown was a one-time event that is not likely to be repeated, and is therefore not indicative of the ongoing operating results of the Company. Excluding this writedown, in our opinion, presents a better comparison of the Company's ongoing operating results. A reconciliation of amounts and financial ratios of the Company as reported in its financial statements to the adjusted amounts and financial ratios, which exclude this impairment writedown, is shown below.

For the Year Ended
December 31, 2002
Net income as reported	$16,263
Impairment writedown	4,429
Income tax benefit	(1,849)
Adjusted net income	$18,843
Basic earnings per share	$0.93
Impairment writedown	0.15
Adjusted basic earnings per share	$1.08
Diluted earnings per share	$0.90
Impairment writedown	0.14
Adjusted diluted earnings per share	$1.04
Non-interest income	$1,509
Impairment writedown	4,429
Adjusted non-interest income	$5,938
Return on average assets	1.03%
Impairment writedown	0.17%
Adjusted return on average assets	1.20%
Return on average equity	12.57%
Impairment writedown	1.99%
Adjusted return on average equity	14.56%

Item 7(c).      Exhibits

99.1. Press release of Flushing Financial Corporation, dated January 27, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2004

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated January 27, 2004	5